UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2015

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Shawnee Mission, Kansas	66202
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code    (913) 676-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Seaboard Corporation (“Seaboard”) and Seaboard’s wholly-owned subsidiary, Seaboard Foods LLC (“Seaboard Foods”), entered into a Term Loan Credit Agreement dated December 4, 2015 (“Credit Agreement”) among Seaboard; Seaboard Foods; CoBank, ACB; Farm Credit Services of America, PCA; and the Lenders Party thereto pursuant to which Seaboard Foods obtained a $500,000,000 unsecured term loan (“Term Loan”) on December 7, 2015.  Seaboard has guaranteed all obligations of Seaboard Foods under the Term Loan.

The Term Loan is for a term of seven years, and provides for quarterly amortization of the principal balance in the aggregate annual amount of 2.5% in each of years two and three, 5.0% in year four, and 7.5% in each of years five, six and seven, with the balance due on the maturity date, which is December 4, 2022.  The Term Loan bears interest at fluctuating rates based on various margins over a Base Rate or LIBOR, at the option of Seaboard Foods, which margin and reference rate presently equals 162.5 basis points over LIBOR.

The Credit Agreement contains customary covenants for credit facilities of this type, including restrictions on the ability of Seaboard, Seaboard Foods and Seaboard’s other subsidiaries to:  (i) grant liens on assets; (ii) incur indebtedness; and (iii) make certain acquisitions, investments and asset dispositions in excess of specified amounts.  The Credit Agreement also includes restrictions in the ability of Seaboard and Seaboard Foods to:  (i) make certain restricted payments and dividends and distributions to shareholders in excess of specified amounts; and (ii) enter into agreements that limit their ability to make dividends or distributions or transfer property to Seaboard, guarantee the indebtedness of Seaboard or grant liens on their assets.  The Credit Agreement also restricts the ability of Seaboard to issue equity interest and contains financial covenants applicable to Seaboard involving (i) a maximum debt to capitalization ratio; and (ii) a minimum tangible net worth.  The Credit Agreement requires mandatory prepayments for certain equity issuances by Seaboard and asset dispositions, debt incurrences and casualty events by Seaboard, Seaboard Foods and Seaboard’s other subsidiaries in excess of specified amounts.

The Credit Agreement provides for certain customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults, judgments, unissued casualty events, and certain ERISA events in excess of a specified amount, insolvency or inability to pay debts, bankruptcy or a change of control.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits

Seaboard hereby furnishes the following exhibit pursuant to Item 9.01:

10.1 Term Loan Credit Agreement dated December 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATE: December 9, 2015

Seaboard Corporation

by	/s/ Robert L. Steer
Robert L. Steer, Executive Vice President,
Chief Financial Officer